ENTERGY LOUISIANA, INC.
              ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                   COLUMN 2 OF FINANCIAL STATEMENTS



    Entry no. 1:
    (In Thousands)

Dr. Cash                                             $8,300
Cr. Materials and supplies                                     $8,300


To sell transmission and distribution materials inventory to System
Fuels, Inc.


    Entry no. 2:
    (In Thousands)

Dr. Cash                                             $3,872
Cr. Investment in subsidiary companies                         $3,872


To sell a portion of Entergy Louisiana's investment in System Fuels, Inc. to Entergy Gulf States.


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

                         ENTERGY LOUISIANA, INC.
                        PRO FORMA  BALANCE SHEET
                              JUNE 30, 1997
                              (Unaudited)

                                                              Adjustments to Reflect
                                                              Transactions Proposed
                                                          Before       In Present        After
                    ASSETS                             Transactions      Filing       Transaction
                                                                     (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                     $11,837       $12,172         $24,009
    Temporary cash investments - at cost,
      which approximates market                               22,528                        22,528
                                                          ----------       -------      ----------
           Total cash and cash equivalents                    34,365        12,172          46,537
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $1.4 million)                                         76,314                        76,314
    Associated companies                                      14,415                        14,415
    Other                                                      6,828                         6,828
    Accrued unbilled revenues                                 70,513                        70,513
  Deferred fuel costs                                         28,453                        28,453
  Materials and supplies - at average cost                    82,119        (8,300)         73,819
  Deferred nuclear refueling outage costs                     34,006                        34,006
  Prepaid income tax                                           4,808                         4,808
  Prepayments and other                                       12,479                        12,479
                                                          ----------       -------      ----------
           Total                                             364,300         3,872         368,172
                                                          ----------       -------      ----------

Other Property and Investments:
  Nonutility property                                         22,525                        22,525
  Decommissioning trust fund                                  58,855                        58,855
  Investment in subsidiary companies - at equity              14,230        (3,872)         10,358
                                                          ----------       -------      ----------
           Total                                              95,610        (3,872)         91,738
                                                          ----------       -------      ----------

Utility Plant:
  Electric                                                 5,009,817                     5,009,817
  Property under capital leases                              232,582                       232,582
  Construction work in progress                               77,994                        77,994
  Nuclear fuel under capital lease                            72,415                        72,415
  Nuclear fuel                                                 3,067                         3,067
                                                          ----------       -------      ----------
           Total                                           5,395,875                     5,395,875
  Less - accumulated depreciation and amortization         1,960,778                     1,960,778
                                                          ----------       -------      ----------
           Utility plant - net                             3,435,097                     3,435,097
                                                          ----------       -------      ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    SFAS 109 regulatory asset - net                          287,009                       287,009
    Unamortized loss on reacquired debt                       35,510                        35,510
    Other regulatory assets                                   24,087                        24,087
  Other                                                       27,389                        27,389
                                                          ----------       -------      ----------
           Total                                             373,995                       373,995
                                                          ----------       -------      ----------

           TOTAL                                          $4,269,002            $-      $4,269,002
                                                          ==========       =======      ==========

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
                          ENTERGY LOUISIANA, INC.
                         PRO FORMA  BALANCE SHEET
                              JUNE 30, 1997
                               (Unaudited)

                                                                Adjustments to Reflect
                                                                Transactions Proposed
                                                          Before      In Present       After
LIABILITIES AND SHAREHOLDERS' EQUITY                   Transactions     Filing      Transaction
                                                                    (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                          $53,300                    $53,300
  Notes payable - associated companies                        44,115                     44,115
  Accounts payable:
    Associated companies                                      52,586                     52,586
    Other                                                     66,561                     66,561
  Customer deposits                                           60,419                     60,419
  Taxes accrued                                               20,127                     20,127
  Accumulated deferred income taxes                            8,045                      8,045
  Interest accrued                                            39,166                     39,166
  Dividends declared                                           3,252                      3,252
  Obligations under capital leases                            28,000                     28,000
  Other                                                        6,784                      6,784
                                                          ----------      -------    ----------
           Total                                             382,355                    382,355
                                                          ----------      -------    ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                          820,486                    820,486
  Accumulated deferred investment tax credits                137,088                    137,088
  Obligations under capital leases                            44,415                     44,415
  Deferred interest - Waterford 3 lease obligation            17,302                     17,302
  Other                                                      122,804                    122,804
                                                          ----------      -------    ----------
           Total                                           1,142,095                  1,142,095
                                                          ----------      -------    ----------

Long-term debt                                             1,338,276                  1,338,276
Preferred stock with sinking fund                             85,000                     85,000
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures            70,000                     70,000

Shareholders' Equity:
  Preferred stock without sinking fund                       100,500                    100,500
  Common stock, no par value, authorized
    250,000,000 shares; issued and outstanding
    165,173,180 shares                                     1,088,900                  1,088,900
  Capital stock expense and other                             (2,321)                    (2,321)
  Retained earnings                                           64,197                     64,197
                                                          ----------      -------    ----------
           Total                                           1,251,276                  1,251,276
                                                          ----------      -------    ----------

           TOTAL                                          $4,269,002                 $4,269,002
                                                          ==========      =======    ==========
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
                            ENTERGY LOUISIANA, INC.
                        PRO FORMA STATEMENT OF INCOME
                      TWELVE MONTHS ENDED JUNE 30, 1997
                                  (Unaudited)

                                                         Before    In Present       After
                                                      Transactions   Filing      Transaction
                                                                  (In Thousands)
Operating Revenues                                     $1,799,499                 $1,799,499
                                                       ----------     -------     ----------

Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses                       401,968                    401,968
     Purchased power                                      413,138                    413,138
     Nuclear refueling outage expenses                     13,251                     13,251
     Other operation and maintenance                      317,376                    317,376
  Depreciation, amortization, and decommissioning         169,573                    169,573
  Taxes other than income taxes                            70,169                     70,169
  Amortization of rate deferrals                           26,689                     26,689
                                                       ----------     -------     ----------
        Total                                           1,412,164                  1,412,164
                                                       ----------     -------     ----------

Operating Income                                          387,335                    387,335
                                                       ----------     -------     ----------

Other Income:
  Allowance for equity funds used
   during construction                                        773                        773
  Miscellaneous - net                                       1,288                      1,288
                                                       ----------     -------     ----------
        Total                                               2,061                      2,061
                                                       ----------     -------     ----------

Interest Charges:
  Interest on long-term debt                              120,915                    120,915
  Other interest - net                                      5,650                      5,650
  Distributions on preferred securities of subsidiary       6,020                      6,020
  Allowance for borrowed funds used
   during construction                                     (1,418)                    (1,418)
                                                       ----------     -------     ----------
        Total                                             131,167                    131,167
                                                       ----------     -------     ----------

Income Before Income Taxes                                258,229                    258,229

Income Taxes                                              104,603                    104,603
                                                       ----------     -------     ----------

Net Income                                                153,626                    153,626

Preferred Stock Dividend Requirements
  and Other                                                16,625                     16,625
                                                       ----------     -------     ----------

Earnings Applicable to Common Stock                      $137,001                   $137,001
                                                       ==========     =======     ==========
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

                           ENTERGY LOUISIANA, INC.
                 PRO FORMA STATEMENT OF RETAINED EARNINGS
                     TWELVE MONTHS ENDED JUNE 30, 1997
                                (Unaudited)

                                                   Adjustments to Reflect
                                                   Transactions Proposed
                                             Before     In Present      After
           RETAINED EARNINGS              Transaction    Filing      Transaction
                                                     (In Thousands)
Retained Earnings, July 1, 1996              $107,696                   $107,696

  Add:
    Net income                                153,626                    153,626
                                             --------     -------       --------
        Total                                 261,322                    261,322
                                             --------     -------       --------

  Deduct:
    Dividends declared:
      Preferred stock                          14,090                     14,090
      Common stock                            180,597                    180,597
    Capital stock expenses                      2,438                      2,438
                                             --------     -------       --------
        Total                                 197,125                    197,125
                                             --------     -------       --------

Retained Earnings, June 30, 1997              $64,197                    $64,197
                                             ========     =======       ========

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